EXHIBIT 23-1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 and S-8 (Nos. 333-81711, 333-92057, 333-47678, 333-40720 and 333-49864) of GlobeSpan, Inc. of our report dated January 24, 2001 relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
------------------------------


PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 30, 2001